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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Photronics, Inc. on Form S-3 of our report dated December 7, 2001 (December 12, 2001 as to Note 17), appearing in the Annual Report on From 10-K of Photronics, Inc. for the year ended October 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------

DELOITTE & TOUCHE LLP
Hartford, Connecticut
May 10, 2002